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                                                                      Exhibit 99
                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed by Choice Hotels International, Inc. with the Securities and Exchange Commission fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated:  August 14, 2002                   /s/ Charles A. Ledsinger, Jr.
        ---------------                   --------------------------------------
                                          Charles A. Ledsinger, Jr.
                                          President and Chief Executive Officer



Dated:  August 14, 2002                   /s/ Joseph M. Squeri
        ---------------                   --------------------------------------
                                          Joseph M. Squeri
                                          Sr. VP, Development and Chief
                                          Financial Officer